Exhibit 10.8

July 15, 2015

Mr. Sean Rad

c/o Tinder, Inc.

8833 Sunset Blvd.

West Hollywood, CA

Dear Sean:

Reference is made to (i) that certain Funding and Governance Agreement (the “Funding and Governance Agreement”), dated as of July 28, 2014 by and among Tinder, Inc., a Delaware corporation (the “Company”), IAC/InterActiveCorp, a Delaware corporation (“IAC”) and you (the “Founder”), (ii) Amendment No. 1 to the Restated Option Agreement dated July 28, 2014, by and among the Founder, the Company and IAC, dated as of July 7, 2015 (the “Rad Amendment”) and (iii) Amendment No. 1 to the Restated Option Agreement dated July 28, 2014, by and among Justin Mateen, the Company and IAC, dated as of July 7, 2015 (the “Mateen Amendment” and together with the Rad Amendment, the “Option Amendments”).

Notwithstanding the provisions of Section 1(d)(ii) of the Funding and Governance Agreement, with respect to the settlement of any Options held by Rad or Mateen which have been amended by the Option Amendments, IAC agrees that it shall not be permitted to contribute cash to the Company equal to the exercise price of such Options and receive Equity Securities in the Company in exchange therefor. No other rights of the parties shall be effected hereby.

Please acknowledge your acceptance of the foregoing by executing this letter below.

TINDER, INC.

By:
Name: Gregg Winiarski
Title: Vice President

IAC/INTERACTIVECORP

By:
Name: Gregg Winiarski
Title: EVP & General Counsel

Accepted and Agreed as of this

of July, 2015

/s/ Sean Rad
SEAN RAD
20/07/15